                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       TRANSACT TECHNOLOGIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 1997

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of TransAct Technologies Incorporated (the "Company"), a Delaware corporation, will be held on May 1, 1997, at 10:00 am Eastern Daylight Savings Time, at The New York Yacht Club, 37 West 44th Street, New York, New York 10036 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

          (1) To consider and act upon a proposal to elect one Director to serve until the Annual Meeting of Shareholders in the year 2000 or until his successor has been duly elected and qualified;

          (2) To consider and act upon a proposal to adopt an amendment to the Company's Certificate of Incorporation and By-Laws which would eliminate the ability of shareholders of the Company to act by written consent; and

          (3) To receive the reports of Officers (without taking any action thereon) and transact such other business as may legally come before the Annual Meeting.

     Shareholders of record at the close of business on March 7, 1997 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed for the Annual Meeting.

     The Company's Proxy Statement, Form of Proxy and Annual Report for the fiscal year ended December 31, 1996 are submitted herewith.

                                          By Order of the Board of Directors,

                                          RICHARD L. COTE
                                          Secretary
Wallingford, Connecticut
April 4, 1997

                             YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                    (This page is left blank intentionally)

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492
                            ------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS
                            ------------------------

                      SOLICITATION AND REVOCATION OF PROXY

     The following information concerning the enclosed proxy and matters to be acted upon under the authority of such proxy is furnished to shareholders of TransAct Technologies Incorporated (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting to be held on May 1, 1997 (the "Annual Meeting").

     Any shareholder who executes and returns the enclosed proxy has the power to revoke the same anytime prior to it being voted.

     The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of the Director and to indicate separate approval or disapproval as to each of the other matters presented to shareholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of the Director named thereon, unless authority to do so is withheld. With respect to each proposal presented to shareholders other than the election of a Director, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted "FOR" the proposals. The Proxy Committee consists of Messrs. Thomas R. Schwarz, Chairman, and Bart C. Shuldman, the President and Chief Executive Officer of the Company. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting. A majority of the votes cast is required for the approval of the proposals to be considered by the shareholders at the Annual Meeting.

     This Proxy Statement is being mailed to shareholders on or about April 4, 1997.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record on March 7, 1997 are entitled to cast one vote for each share of common stock held by them on March 7, 1997. There were 6,722,500 shares of common stock issued and outstanding and entitled to vote at the close of business on March 7, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the beneficial ownership of the Company's common stock as of March 7, 1997 for each person who is known by the Company to own beneficially more than five percent of the Company's issued and outstanding common stock, and each person who is, or was, as of December 31, 1996, a Director, a nominee for Director, or an individual named in the Summary Compensation Table, and all Directors and Executive Officers of the Company as a group.

     The information under "After Distribution" sets forth the beneficial ownership of the Company's common stock by the same persons after giving effect to the proposed pro rata distribution on March 31, 1997 of the 5,400,000 shares of the Company's common stock to Tridex's shareholders of record on March 14, 1997

(the "Distribution"). The persons named in such table have furnished the information set forth opposite their respective names:

                                                  AS OF MARCH 7, 1997(1)         AFTER DISTRIBUTION(2)
                                                 -------------------------     -------------------------
                                                 AMOUNT AND                    AMOUNT AND
                                                 NATURE OF                     NATURE OF
                                                 BENEFICIAL     PERCENT OF     BENEFICIAL     PERCENT OF
           NAME OF BENEFICIAL OWNER              OWNERSHIP       CLASS(4)      OWNERSHIP        CLASS
-----------------------------------------------  ----------     ----------     ----------     ----------
MANAGEMENT BENEFICIAL OWNERS
Thomas R. Schwarz(5)...........................          0              *          8,537            *
Charles A. Dill(6).............................        850              *          5,175            *
Graham Y. Tanaka(7)............................          0              *         91,023          1.4
Bart C. Shuldman(8)............................          0              *         39,597            *
Richard L. Cote(9).............................          0              *         28,146            *
Lucy H. Staley(10).............................          0              *         21,607            *
John Cygielnik(11).............................          0              *          7,839            *
Michael S. Kumpf(12)...........................          0              *         24,120            *
All Directors and Executive Officers as a group
  (8 persons)..................................        850              *        226,044          3.4
OTHER BENEFICIAL OWNERS
Tridex Corporation(13).........................  5,400,000           80.3              0            *
Seth M. Lukash(14).............................          0              *        586,727          8.7

---------------
 (1) As of March 7, 1997, Tridex Corporation ("Tridex") owned 5,400,000, or 80.3%, of the outstanding shares of the Company's common stock.

 (2) These columns reflect beneficial ownership by the Company's management and beneficial owners of more than 5% of the Company's outstanding common stock after giving effect to the Distribution.

 (3) Except as otherwise indicated, each of the persons named in the table has sole voting power and sole investment power with respect to the shares set forth opposite his name.

 (4) An asterisk denotes beneficial ownership of less than 1%.

 (5) These amounts include 1,000 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter. This amount does not include (i) 5,000 shares of restricted stock of the Company to be issued upon completion of the Distribution and
     (ii) 10,000 shares subject to options not currently exercisable under the 1996 Non-Employee Directors Stock Plan (the "1996 Directors Plan"). Mr. Schwarz's address is 60 Westcliff Road, Weston, Massachusetts 02193.

 (6) These amounts do not include 10,000 shares subject to options not currently exercisable under the 1996 Directors Plan. These amounts include 2,800 shares deemed beneficially owned by Mr. Dill and held by his parents. Mr. Dill's address is care of Gateway Associates, 8000 Maryland Avenue, Suite 1190, St. Louis, Missouri 63105.

 (7) These amounts do not include 10,000 shares subject to options not currently exercisable under the 1996 Directors Plan.

 (8) These amounts do not include (i) 13,200 shares of restricted stock of the Company to be issued upon the completion of the Distribution and not currently vested and (ii) 52,800 shares subject to options not currently exercisable under the 1996 Stock Plan. Mr. Shuldman's address is care of TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492.

 (9) These amounts do not include (i) 6,600 shares of restricted stock of the Company to be issued upon the Distribution and not currently vested and
     (ii) 33,000 shares subject to options not currently exercisable under the 1996 Stock Plan. Mr. Cote's address is care of TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492.

(10) These amounts do not include (i) 20,000 shares subject to options not currently exercisable under the 1996 Stock Plan and (ii) 5,000 shares of restricted stock of the Company to be issued upon the completion of the Distribution and not currently vested. Ms. Staley's address is care of Ithaca Peripherals, a division of Magnetec Corporation, 20 Bomax Drive, Ithaca, New York 14850.

(11) These amounts do not (i) 20,000 shares subject to options not currently exercisable under the 1996 Stock Plan and (ii) 5,000 shares of restricted stock of the Company to be issued upon the completion of the Distribution and not currently vested. Mr. Cygielnik's address is care of Magnetec Corporation, 7 Laser Lane, Wallingford, Connecticut 06492.

(12) These amounts do not include (i) 20,000 shares subject to options not currently exercisable under the 1996 Stock Plan and (ii) 5,000 shares of restricted stock of the Company to be issued upon the completion of the Distribution and not currently vested. Mr. Kumpf's address is care of Ithaca Peripherals, a division of Magnetec Corporation, 20 Bomax Drive, Ithaca, New York 14850.

(13) Tridex Corporation is located at 61 Wilton Road, Westport, Connecticut
     06880.

(14) These amounts include 56,303 shares deemed to be beneficially owned by Mr. Lukash. Mr. Lukash's address is care of Tridex Corporation, 61 Wilton Road, Westport, Connecticut 06880.

COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("10% Owners") to file with the Securities and Exchange Commission ("SEC") and the NASDAQ National Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers and 10% Owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to Directors, Executive Officers and 10% Owners were complied with except for a Form 3 which was filed approximately three days late by Charles A. Dill, a Non-Employee Director.

                             ELECTION OF DIRECTORS

     At the Annual Meeting of Shareholders, one person is to be elected to hold office as a Director until the Annual Meeting of Shareholders to be held in the year 2000 or until his successor is duly elected and qualified. In the absence of instructions to the contrary, the persons named in the enclosed form of proxy as members of the Proxy Committee will vote such proxy "FOR" the election of the nominee named below. Should the nominee become unavailable, which is not anticipated, it is intended that proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

            INFORMATION CONCERNING NOMINEE FOR ELECTION AS DIRECTOR

     CHARLES A. DILL, 57, has been a Director of the Company since its formation in June 1996. Mr. Dill is a General Partner of Gateway Associates, a venture capital firm. Mr. Dill has served as Acting Chief Executive Officer and a Director of Saleskit Software Inc. since 1995. From 1991 to 1995, Mr. Dill served as President, Chief Executive Officer and a Director of Bridge Information Systems, Inc. and from 1988 to 1990 he was President, Chief Operating Officer and a Director of AVX Corporation. Mr. Dill currently serves as a Director of Zoltek Companies, Stifel Financial Corp. and Pinnacle Automation (Alvey Systems). Prior to 1988, Mr. Dill was Senior Vice President and a member of the Office of the Chief Executive of Emerson Electric Company.

VOTES REQUIRED

     The election of Charles A. Dill as a Director of the Company requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of common stock.

     Tridex, the principal stockholder of the Company, is expected to vote its 80.3% of the Company's outstanding shares for the election of Mr. Dill.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ELECTION OF MR. DILL AS A DIRECTOR OF THE COMPANY.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CORPORATE SERVICES AGREEMENT

     The Company and Tridex entered into a Corporate Services Agreement (the "Services Agreement"), under which Tridex and its subsidiaries (other than the Company) have provided and will continue to provide certain services, including certain employee benefit administration, human resource and related services, administrative services, risk management, regulatory compliance, preparation of tax returns, and certain financial and other services to the Company. The Services Agreement provides for a transition by the Company to independent corporate administrative and financial staffing. During the term of the Services Agreement, it is expected that the Company will complete its own corporate staffing to the extent necessary. Designated Tridex employees have been and will continue to be made available for stated percentages of their working time to the Company through different dates, ending on December 31, 1997. Until March 31, 1997, the Company made available to Tridex the services of Richard L. Cote, the former Senior Vice President and Chief Financial Officer of Tridex, who now serves the Company as Executive Vice President, Chief Financial Officer and a Director. The Company paid Tridex approximately $91,000 during the year ended December 31, 1996 for the services of the designated Tridex employees and provided reimbursement for accounting, insurance and legal expenses. The Company anticipates that it will pay approximately $60,000 during 1997 for the services of the designated Tridex employees, net of Tridex's payments to the Company. Additional amounts may be paid by the Company to reimburse Tridex for specific services requested by the Company. Upon the mutual agreement of Tridex and the Company, services may continue to be provided after the dates provided in the Services Agreement.

TAX SHARING AGREEMENT

     The Company and Tridex entered into a Tax Sharing Agreement (the "Tax Agreement") which provides for the terms under which the Company is to be included in Tridex's consolidated federal income tax return. The Tax Agreement is effective for the period from the Initial Public Offering until the completion of the Distribution (or such time as the Company otherwise ceases to be eligible to be included in the consolidated return of Tridex). During this period, for financial accounting purposes, the Company has computed for 1996 and will compute for the applicable portion of 1997 its income tax expense or benefit as if it filed separate returns using those elements of income and expense as reported in the Company's financial statements. To the extent that the Company incurred losses or realized tax credits during 1996, Tridex paid to the Company the amount of any tax reduction Tridex realized by utilizing those losses or credits in its consolidated income tax return. In addition, at the time of utilization of any existing tax attributes, the Company paid to Tridex the tax benefit obtained by utilizing such tax attributes. Any tax deficiencies or refunds resulting from amending prior year tax returns or examinations by the taxing authorities were the responsibility of or inured to the benefit of the Company to the extent they related to the Company or its predecessor entities. For the year ended December 31, 1996, the Company paid to Tridex $527,000 under the Tax Agreement.

PRINTER SUPPLY AGREEMENT

     The Printer Supply Agreement (the "Printer Agreement"), which has an initial term expiring on December 31, 1999, provides for the Company to sell to Ultimate Technology Corporation ("Ultimate"), a subsidiary of Tridex, and for Ultimate to purchase from the Company, POS printers at discounts from list prices comparable to discounts historically offered to Ultimate as a subsidiary under common ownership with the Company. In consideration for these favorable price terms, the Printer Agreement requires Ultimate to purchase from the Company at least three quarters of its total POS printer requirements. The Company may, in its discretion, increase its list prices from time to time, and the prices offered to Ultimate will reflect the discount rate applied to such increased list prices. During the year ended December 31, 1996, Ultimate purchased from the Company $3,178,000 of POS printers.

AGREEMENT REGARDING TRIDEX RIBBON DIVISION

     Tridex and Magnetec Corporation, a subsidiary of the Company ("Magnetec"), entered into an agreement regarding the transfer by Magnetec to Tridex of substantially all of the assets used in connection with a line of business involving the manufacture, marketing and sale of ribbon for use in certain printers manufactured by the Company (the "Ribbon Business"). Under the agreement, Tridex became the owner of the Ribbon Business and employs the manufacturing and supervisory personnel required to conduct such business, and the Company provides Tridex with space within its Wallingford, Connecticut manufacturing facility and certain support services. In connection with the transfer of assets, which took place on September 28, 1996, Tridex cancelled intercompany indebtedness of the Company to Tridex in an amount equal to the book value of the Ribbon Business on the date of the transfer, approximately $197,000. As a monthly fee for the space and support services provided to Tridex for the Ribbon Business, Tridex pays the Company an amount equal to the direct and indirect costs incurred by the Company to provide the space and render such services, plus certain related costs. For the year ended December 31, 1996, Tridex paid $67,000 to the Company for the provision of such space and services.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 1996, the Board of Directors held 4 meetings. The incumbent Director attended all of the meetings of the Board of Directors.

     The Board of Directors has an Audit Committee, which held one meeting during the year ended December 31, 1996. The Audit Committee is comprised of Messrs. Thomas R. Schwarz, Graham Y. Tanaka and Charles A. Dill, with Mr. Dill serving as Chairman. The functions of the Audit Committee are to recommend the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results, consider the adequacy of the Company's internal accounting and control procedures, review the non-audit services to be performed by the independent accountants and consider the effect of such performance on the accountants' independence as well as such other matters relating to the Company's financial and accounting practices as such Committee deems appropriate.

     The Board of Directors has a Compensation Committee comprised of Messrs. Thomas R. Schwarz, Graham Y. Tanaka and Charles A. Dill, with Mr. Schwarz serving as Chairman. The Compensation Committee has the responsibility for reviewing and recommending the compensation arrangements for all directors and officers of the Company, approving such arrangements for other senior level employees and administering and taking such other action as may be required in connection with certain compensation plans of the Company. The Compensation Committee held two meetings during the year.

     The Board of Directors has a Nominating Committee which consists of the full Board with Mr. Tanaka as Chairman. The Nominating Committee has the responsibility for recommending to the Board of Directors nominees for election to the Board. The Nominating Committee will consider nominees recommended by shareholders in accordance with proper nomination procedures specified in the Company's By-laws, which provide for timely prior written notice to the Secretary of the Company in proper form of a planned nomination for the Board of Directors. All nominations by shareholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of Directions will take place. The notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to bring named in the proxy and to serving as a director; (ii) for the shareholder giving notice, the (x) name and address of such shareholder as they appear on the Company's books and

(y) the class and number of shares of the Company beneficially owned by such shareholder. The Nominating Committee did not hold a meeting during the year ended December 31, 1996.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the four most highly compensated Executive Officers.

                                                                        LONG TERM
                                                                       COMPENSATION
                                      ANNUAL COMPENSATION(1)              AWARDS
                                 ---------------------------------     ------------
                                  FISCAL                                  STOCK            ALL OTHER
                                   YEAR       SALARY      BONUS(2)      OPTIONS(3)      COMPENSATION(4)
  NAME AND PRINCIPAL POSITION      ENDED        ($)         ($)            (#)                ($)
-------------------------------  ---------    -------     --------     ------------     ---------------
Bart C. Shuldman...............   12/31/96    $64,038     $70,000         52,800            $ 4,075
  President and Chief Executive
  Officer
Richard L. Cote................   12/31/96    $51,923     $35,000         33,000            $ 3,583
  Executive Vice President and
  Chief Financial Officer
Lucy H. Staley.................   12/31/96    $41,123     $29,700         20,000            $ 3,186
  Senior Vice
  President -- General Manager
  (Ithaca, New York facility)
John Cygielnik.................   12/31/96    $36,014     $ 3,329         20,000            $ 2,502
  Senior Vice
  President -- General Manager
  (Wallingford, Connecticut
  facility)
Michael S. Kumpf...............   12/31/96    $42,231     $30,500         20,000            $ 3,303
  Senior Vice President --
  Engineering

---------------
(1) These amounts reflect compensation paid to Mr. Shuldman, Mr. Cote, Ms. Staley, Mr. Cygielnik and Mr. Kumpf by the Company for the period from August 22, 1996, the date of the Company's initial public offering, through December 31, 1996, and therefore are not indicative of each executive officer's annual base salary, bonuses and other compensation. See "Employment Contracts, Termination of Employment and Change-In Control Arrangements." Neither the Chief Executive Officer nor any of the other Executive Officers named in the table received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during the fiscal year.

(2) The bonus amounts attributable to Ms. Staley and Messrs. Cygielnik and Kumpf are payable pursuant to the Company's Executive Incentive Compensation Plan. The bonus amounts attributable to Messrs. Shuldman and Cote are payable at the discretion of the Compensation Committee of the Board of Directors and not pursuant to the Company's Executive Incentive Compensation Plan.

(3) All options were granted under the Company's 1996 Stock Plan and are not currently exercisable.

(4) For all the Executive Officers named in the table these amounts consist of Company contributions under the Company's 401(k) Plan and other benefits such as life insurance and a car allowance.

                     OPTION GRANTS IN THE 1996 FISCAL YEAR

                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                                                             VALUE AT ASSUMED
                                    INDIVIDUAL GRANTS                                         ANNUAL RATE OF
-----------------------------------------------------------------------------------------          STOCK
                                             PERCENT OF TOTAL                               PRICE APPRECIATION
                                            OPTIONS GRANTED TO   EXERCISE OR                FOR OPTION TERM(1)
                              OPTIONS        EMPLOYEES IN THE    BASE PRICE    EXPIRATION   -------------------
           NAME            GRANTED (#)(2)      FISCAL YEAR        ($/SHARE)       DATE         5%        10%
-------------------------- --------------   ------------------   -----------   ----------   --------   --------
Bart C. Shuldman..........      52,800             17.0%            $8.50        7/30/07    $282,480   $715,440
Richard L. Cote...........      33,000             10.6%            $8.50        7/30/07    $176,550   $447,150
Lucy H. Staley............      20,000              6.4%            $8.50        7/30/07    $107,000   $271,000
John Cygielnik............      20,000              6.4%            $8.50        7/30/07    $107,000   $271,000
Michael S. Kumpf..........      20,000              6.4%            $8.50        7/30/07    $107,000   $271,000

---------------
(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compared rates of appreciation on the Company's common stock shares over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options granted in 1996. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or vesting over various periods.

(2) All options were granted under the Company's 1996 Stock Plan. In general, options granted under the 1996 Plan are at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and become exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control, stock options awarded under the 1996 Stock Plan not previously exercisable and vested shall become fully exercisable and vested.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the terms of an Employment Agreement dated July 31, 1996 between Bart
C. Shuldman and the Company, Mr. Shuldman serves as President and Chief Executive Officer at the pleasure of the Board of Directors. Under the terms of this agreement, Mr. Shuldman's annual base salary was $185,000 for the fiscal year ended December 31, 1996. Effective January 1, 1997, the Compensation Committee of the Board of Directors voted to increase his annual base salary to $210,000. If Mr. Shuldman's employment is terminated other than for cause, Mr. Shuldman shall be entitled to continue to receive (i) his annual base salary and all other benefits for a period of two (2) years from the date of termination and (ii) his annual target bonus amount for the year of termination for a period of one year from the date of termination. If Mr. Shuldman's employment is terminated, other than for cause, within one year of a change in control of the Company, for a period of three years from the date of termination, Mr. Shuldman shall be entitled to receive (i) his annual base salary and all benefits and
(ii) his annual target bonus amount. In addition, the Company shall cause the immediate vesting of all options and other rights granted to Mr. Shuldman under the Company's stock plan.

     Under the terms of an Employment Agreement dated July 31, 1996 between Richard L. Cote and the Company, if Mr. Cote's employment is terminated other than for cause, Mr. Cote shall be entitled to continue to receive his annual base salary, bonus and all benefits for one year from the date of termination. If Mr. Cote's employment is terminated other than for cause within one year of a change in control, Mr. Cote shall be entitled to continue to receive his annual base salary, bonus and all benefits for a period of two years from the date of termination. Under the terms of this agreement, Mr. Cote's base salary for the fiscal year ended December 31, 1996 was $150,000. Effective January 1, 1997, the Compensation Committee of the Board of Directors voted to increase Mr. Cote's annual base salary to $160,000.

     Under the terms of Severance Agreements between the Company and each of Lucy H. Staley, John Cygielnik and Michael S. Kumpf, dated September 4, 1996, September 10, 1996 and September 4, 1996, respectively, if any of Ms. Staley's, Mr. Cygielnik's or Mr. Kumpf's employment is terminated, other than for cause, such executives shall be entitled to receive, for six months following the date of termination, the salary and benefits which would otherwise have been payable to each of them. In addition, each of Ms. Staley, Mr. Cygielnik and Mr. Kumpf shall be entitled to acceleration of vesting of all stock options and continuation of certain benefits for one year following a change in control of the Company.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1996, each outside Director of the Company received as compensation for services rendered and expenses incurred (a) $2,000 for each fiscal quarter served as Director, (b) $750 for each Board of Directors' meeting attended and (c) $300 for each Board of Directors' Committee meeting attended. Directors receive $250 for each telephonic meeting, and Chairmen of Committees receive $600 for each committee meeting. The Chairman also received as compensation (a) $7,500 for each fiscal quarter served as Chairman and (b) a grant of 5,000 restricted shares, effective April 1, 1997.

                          CORPORATE PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total return on the Company's common stock from August 22, 1996, the effective date of the Initial Public Offering, through December 31, 1996, with the CRSP Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Computer Manufacturer Stocks. The graph assumes that $100 was invested on August 22, 1996 in each of the Company's common stock, the CRSP Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Computer Manufacturer Stocks and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                TRANSACT TECHNOLOGIES INCORPORATED COMMON STOCK,
         THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US),
                  AND THE NASDAQ COMPUTER MANUFACTURER STOCK

                                         TRANSACT        CRSP TOTAL RETURN
                                       TECHNOLOGIES        INDEX FOR THE      NASDAQ COMPUTER
        MEASUREMENT PERIOD             INCORPORATED        NASDAQ STOCK       MANUFACTURERS'
      (FISCAL YEAR COVERED)            COMMON STOCK         MARKET (US)            STOCK
8/22/96                                     100                 100                 100
12/31/96                                 122.06              112.69              117.96

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

DESCRIPTION OF AMENDMENT

     The Board of Directors has voted, subject to shareholder approval, to amend the Certificate of Incorporation of the Company to eliminate the ability of shareholders to act by written consent in lieu of a meeting. Specifically, the Company's Certificate of Incorporation is proposed to be amended to add a section stating that shareholders may take action only by a vote taken at a meeting held pursuant to prior notice and that shareholders may not act by written consent in lieu of a meeting. If the proposal to amend the Company's

Certificate of Incorporation is adopted, the Board of Directors of the Company also intends to adopt a corresponding amendment to the Company's By-laws by deleting Section 2.10, which provides for shareholder action by written consent.

REASONS FOR AND EFFECT OF AMENDMENT

     Before the Initial Public Offering, when Tridex owned all of the Company's outstanding common stock, it was convenient for administrative purposes for Tridex to have the ability to take shareholder action by written consent and without the necessity of a formal meeting. After the Initial Public Offering and before the Distribution, when Tridex still owned approximately 80.3% of the Company's outstanding common stock, and the timing of the Distribution was uncertain, it remained administratively convenient for Tridex and the Company to allow Tridex to take action by written consent until the Company ceased to be its consolidated subsidiary. At and after the Distribution, it will no longer be necessary or convenient for the Company's shareholders to have the ability to take action by written consent and without the necessity of a formal meeting.

     One of the overall effects of the proposed amendment to the Company's Certificate of Incorporation will be to render more difficult the completion of a merger, tender offer, proxy contest, other business combination or the assumption of control by a principal stockholder which has not been approved by the Board of Directors, thereby making more difficult the removal of the Company's management. Another effect of the amendment is that the Company's shareholders will be able to take action and transact business with respect to the Company only at a meeting duly held upon prior notice and upon a vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Company. Shareholders will no longer have the ability to transact business or take action by a consent in writing signed by the holders of at least a majority of the issued and outstanding shares of the Company, without a meeting, without prior written notice and without an in person vote.

     The Company's Certificate of Incorporation currently contains several provisions which have the effect of making more difficult the acquisition of control of the Company by means of a tender offer, proxy contest or otherwise. The By-laws also contain similar anti-takeover provisions. Specifically, the Certificate of Incorporation and By-laws provide for: (i) a classified Board of Directors, dividing the directors into classes each serving three-year terms;
(ii) the ability of the Board of Directors to authorize and issue additional common stock; and (iii) governance by Section 203 of the Delaware General Corporation Law, which prevents persons owning 15% or more of the Company's outstanding Common Stock from engaging in a business combination unless certain conditions are met. These provisions have the effect of making it more difficult to remove directors and may discourage third parties from attempting to take control of the Company through a tender offer or proxy solicitation.

     There is no right under the Company's Certificate of Incorporation or under the Delaware General Corporation Law to dissent to an amendment of the Company's Certificate of Incorporation.

VOTES REQUIRED

     The adoption of the amendment to the Company's Certificate of Incorporation requires approval by the Board of Directors of the Company and the affirmative vote of the holders of a majority of the Company's issued and outstanding shares. The Board of Directors has approved the amendment, subject to shareholder approval. If the proposal to amend the Company's Certificate of Incorporation is approved by the shareholders, the Board of Directors of the Company will amend the Company's By-laws to remove the relevant provision.

     Tridex, the principal stockholder of the Company, has indicated that it will vote its 80.3% of the Company's outstanding shares for adoption of an amendment to the Company's Certificate of Incorporation to eliminate the ability of shareholders to take action by written consent in lieu of a formal meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

               SECURITY HOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals for inclusion in the 1998 Proxy Statement and form of proxy for the Annual Meeting of Shareholders to be held in 1998 must be received by the Secretary of the Company on or before December 31, 1997. If the date of the next Annual Meeting is subsequently advanced by more than thirty calendar days or delayed by more than ninety calendar days from the date such meeting is scheduled to be held under the Company's By-laws, the Company will inform shareholders of such change and the date by which proposals of shareholders must be received. It is suggested that such proposals be sent by Certified Mail-Return Receipt Requested.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO: TRANSACT TECHNOLOGIES INCORPORATED, SHAREHOLDER RELATIONS DEPARTMENT, 7 LASER LANE, WALLINGFORD, CONNECTICUT 06492.

                                    GENERAL

     The accompanying proxy will be voted as specified thereon. Unless otherwise specified, proxies will be voted for the Director nominated by the Board of Directors and for the proposed amendment to the Company's Certificate of Incorporation as set forth in this Proxy Statement, and for each of the other matters to be presented to the shareholders at the Annual Meeting as set forth in this Proxy Statement. A majority of the votes cast is required for the approval of the proposals to be considered by the shareholders at the Annual Meeting. Abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on the matter and is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

     The Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of the shareholders arise, the proxies confer upon the Proxy Committee the authority to vote in respect of any such other matter in accordance with the recommendation of management.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting or prior to the receipt by the Company of proxies voting in favor of election of Charles A. Dill as a Director of the Company and adoption of the Amendment to the Certificate of Incorporation of the Company, by
(i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows: TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Corporate Secretary or other person responsible for tabulating votes on behalf of the Company.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                                                                   April 4, 1997

                       TRANSACT TECHNOLOGIES INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD, THURSDAY, MAY 1, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSACT TECHNOLOGIES INCORPORATED. The undersigned shareholder of TransAct Technologies Incorporated (the "Company"), does hereby nominate, constitute and appoint Thomas R. Schwarz and Bart C. Shuldman, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on March 7, 1997, at the Annual Meeting of its shareholders to be held at The New York Yacht Club, 37 West 44th Street, New York, New York 10036 on Thursday, May 1, 1997 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

[X]  Please mark your votes as in this example.

1. ELECTION OF DIRECTOR:
   NOMINEE:  Charles A. Dill  [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
2. ADOPTION OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
   A proposal to adopt an amendment to the Company's Certificate of
   Incorporation to eliminate the ability of shareholders to act by written consent.
                              [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

 __________________________________________________________________________
|                                                                          |
| 3. In their discretion, the Proxies, or either of them, are authorized | | to vote upon such other business as may properly come before the |
|     meeting.                                                             |
|__________________________________________________________________________|

                         (To be signed on Reverse Side)

                          (Continued from other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ON BEHALF OF THE UNDERSIGNED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    PLEASE NAME, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON THE MAILING LABEL. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING ON BEHALF OF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNING ON BEHALF OF A PARTNERSHIP, PLEASE SIGN THE PARTNERSHIP NAME BY AUTHORIZED PERSON.



                                            ------------------------------------
                                                         SIGNATURES

                                            DATE:


                                              ----------------------------------



                                            ------------------------------------
                                                 SIGNATURE IF HELD JOINTLY


                                            DATE:


                                              ----------------------------------

                                            PLEASE MARK, SIGN, DATE AND PROMPTLY
                                            RETURN THIS PROXY CARD USING THE
                                            ENCLOSED ENVELOPE.